UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2014

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

(Address of principal executive offices)

(561) 630-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9,  2014, the Board of Directors (the “Board”) of Bankrate, Inc. (the” Company”) increased the size of the Board from eight members to ten members.  On the same day, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K announcing that the Board elected each of Mr. Sree Kotay and Ms. Christine Petersen as a director, effective immediately, to fill the two vacancies created by the increase to the size of the Board, and designated Ms. Petersen as a  Class I director with a  term to expire at the Company’s 2015 annual meeting of stockholders and designated Mr. Kotay as a Class II director with a term to expire at the Company’s 2016 annual meeting of stockholders.

Mr. Kotay and Ms. Petersen will be entitled to the standard compensation provided to non-affiliate directors as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 30, 2014.  For calendar year 2014,  that compensation will be prorated for the number of days they serve on the Board during the year.    In connection with the foregoing and as non-affiliate directors,  Mr. Kotay and Ms. Petersen each received a grant of 865 shares of restricted stock, which vest fully on the first anniversary of the date of grant.  The Company has also entered into its standard form of indemnification agreement with Mr. Kotay and Ms. Petersen.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

The following exhibit is furnished herewith

99.1Press Release dated December 9,  2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014	BANKRATE, INC.
	By:	/s/ James R. Gilmartin
James R. Gilmartin VP, General Counsel